UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Grow Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2024 Special Members’ Meeting

On December 5, 2024, Red Trail Energy, L.L.C. ("Red Trail") held its 2024 special members' meeting (the "Special Meeting") to vote to: (1) approve the sale by the Company of substantially all of its assets pursuant to the Asset Purchase Agreement dated September 10, 2024 (the "Asset Purchase Agreement") by and between the Company, Gevo, Inc. ("Parent" or "Gevo"), and its wholly owned subsidiaries Richardton CCS, LLC ("R-CCS") and Net-Zero Richardton, LLC ("NZ-R" and together with R-CCS, "Buyer") (the "Asset Sale"); (2) amend the Articles of Organization of the Company to change its name to South 8 Energy, LLC or such other name approved by the Board, following, and conditioned upon, the approval and closing of the Asset Sale (the "Name Change Proposal"); and (3) adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale or the Name Change Proposal (the "Adjournment Proposal") The voting results from the meeting were as follows:

Proposal One: Sale by the Company

For	Against	Abstain
32,326,956	241,000	—

Proposal Two: Change company name

For	Against	Abstain
31,979,356	588,600	—

Proposal Three: Adjourn or Postpone Special Meeting

For	Against	Abstain
31,911,955	656,001	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: December 10, 2024	/s/ Jodi Johnson
Jodi Johnson
Chief Executive Officer